Form of
Amendment No. 6 to the Amended and
 Restated Investment Advisory Agreement

This Amendment No. 6, dated December 27, 2016 (the “Effective Date”) to the Amended and Restated Investment Advisory Agreement (this “Amendment”), by and between Westcore Trust, Massachusetts business trust (the “Trust”) and Denver Investment Advisors LLC, a Colorado limited liability company (the “Adviser”).

WHEREAS, the Trust and the Adviser have entered into an Amended and Restated Investment Advisory Agreement dated as of November 1, 2000, as amended (the “Agreement”), pursuant to which the Trust appointed the Adviser to act as investment adviser to the Trust for certain of its funds; and

WHEREAS, effective as of December 27, 2016 the Trust and Distributor wish to amend the Agreement to reflect the removal of Westcore Growth Fund, Westcore MIDCO Growth Fund, and Westcore Select Fund and to reflect three new series of the Trust, Westcore Small-Cap Growth Fund II, Westcore Mid-Cap Value Dividend Fund II, and Westcore Large-Cap Dividend Fund;

NOW THEREFORE,

1.	The Parties agree to delete Exhibit 1 in its entirety and replace it with a new Exhibit 1 attached hereto.

2.
Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

WESTCORE TRUST	DENVER INVESTMENT ADVISORS LLC

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT 1
(effective as of December 27, 2016)

Westcore Small-Cap Growth Fund
Westcore Small-Cap Growth Fund II
Westcore Global Large-Cap Dividend Fund
Westcore Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Mid-Cap Value Dividend Fund II
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Flexible Income Fund
Westcore Plus Bond Fund
Westcore Municipal Opportunities Fund
Westcore Colorado Tax-Exempt Fund